EXHIBIT 10.84



                   MARKETING AND INVESTOR RELATIONS AGREEMENT
                   ------------------------------------------

To  advice!  Investment  Services  GmbH  Attn.  Mr.  Rainer  Goeritz


Vienna,  1999  -  November  -  05


Gentlemen:


Following  is  a  summary  of  our  discussions  and  agreement.


WHEREAS, advice! Investment Services GmbH ("Advice" hereinafter) is a company that is able to provide Investor Relations services in various countries in Europe and has expressed a willingness to provide these services to Century Casinos, Inc.

WHEREAS, Century Casinos, Inc. ("Advice" hereinafter) is desirous to find a company that is able and willing to provide various Investor Relations services in Austria, Germany and Switzerland.

THEREFORE,  CCI  engages  Advice  in  the  manner  outlined  below.

1. Advice will perform marketing, public relations and investor relations tasks that include, but are not necessarily limited to the following:

- Make contacts on a continuous basis with existing CCI shareholders in Europe.
- Disburse information provided by the company to existing shareholders in Europe.
-     Generate  interest  in  CCI.
- Set up contacts with other PR companies in Europe to generate interest in the company in the future.
- Set up contacts with investment banks with regard to a possible financing in combination with a possible listing on a European stock exchange.
-     Identify  possible  new  projects  and  generate  leads.
- Do market research for CCI with regard to the marketability of its stock in Europe.

2. The minimum number of hours that Advice will spend on performing the above tasks per month will be 20 hours.


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3.     The  term during which Advice will perform its tasks under this Agreement will start with the date of signing this Agreement and will end on December 31, 2000.


4. As compensation for its efforts Advice will receive the option to purchase 360,000 shares of common stock of CCI at the price of US-$ 2.50 per share, such right being in place until December 31, 2000. The specifics of this are outlined in detail in the Warrant Agreement that is attached to this Agreement.


5. If CCI desires for Advice to perform Investor Relations tasks of a specific nature, then the compensation for those will be in cash and will be agreed upon between the parties prior to an engagement for those tasks. These cash payments may also include compensation for third party costs like travel expenses and room, food and beverage.

6. The parties agree to the exclusive jurisdiction of the state courts of Colorado, USA, in the event of any dispute under this Agreement as well as venue in the District Court of the City and County of Denver, Colorado, as exclusive venue for any dispute.

If the above meets with your understanding of our agreement, please sign and send or fax back a copy to us.



Sincerely,

/s/  Erwin  Haitzmann
____________________________
For  CCI

/s/  Rainer  Goeritz
______________________________
For  advice!

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                                WARRANT AGREEMENT

     THIS WARRANT AGREEMENT is made this 13th day of December 1999, by and between CENTURY CASINOS, INC. ("Company"), and advice! Investment Services GmbH (the "Warrant Holder");

                                   WITNESSETH:

     WHEREAS, the Warrant Holder has provided and continues to provide valuable public relations services to the Company; and

     WHEREAS, to induce the Warrant Holder to further its efforts on the Company's behalf, the Company desires to grant to the Warrant Holder a warrant to purchase shares of Common Stock of the Company; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Warrant Holder hereby agree as follows:

     1.     Grant of Warrant. The Company hereby grants to the Warrant Holder on
            ----------------
the date of this Agreement the warrant or option to purchase 360,000 shares of Common Stock of the Company (the "Warrant Stock") subject to the terms and conditions herein contained, subject only to adjustment in such number of shares as provided in Paragraph 10.

     2.     Warrant  Price.  During  the term of the warrant granted hereby, the
            --------------
purchase price for the shares of Warrant Stock granted herein is U.S. $2.50 per share (the "Warrant Price"), subject only to adjustment of such price as provided Paragraph 10.

     3.     Exercisability and Term of Warrant. The warrant granted hereby shall
            ----------------------------------
vest in its entirety as of the date of this Warrant Agreement. The warrant granted hereby shall terminate on December 31, 2000 at 5:00 p.m., U.S. mountain standard time.

     4.     Exercise  by  Warrant  Holder.  The  warrant granted hereby shall be
            -----------------------------
exercisable only by the Warrant Holder. Furthermore, the warrant granted hereby shall not be transferable by the Warrant Holder, in whole or in part. The warrant granted hereby shall not, voluntarily or involuntarily, be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

     5.     Manner  of  Exercise  of  Warrant  Holder.
            ------------------------  ---------------

     (a) The warrant granted hereby may be exercised by the Warrant Holder by giving written notice to the Company of an election to exercise such warrant. Such notice shall specify the number of shares Warrant Stock to be purchased hereunder, along with payment of the Warrant Price and shall be delivered to the Company at 200-220 East Bennett Avenue, P.O. Box 373, Cripple Creek, Colorado 80813. Upon receipt of such notice and subject to the other provisions of this Warrant Agreement, the Company shall, within a reasonable time, and upon payment of the full purchase price for the shares to be purchased, deliver to the Warrant Holder a certificate for the Warrant Stock so purchased. An exercise form for the warrant granted hereby is attached hereto.
(b) The Warrant Price shall be paid in cash (United States currency) or by cashier's check payable to the order of the Company.

6.     Rights  as  a  Shareholder.  The  Warrant  Holder  or a transferee of the
       --------------------------
warrant granted hereby shall have no rights as a shareholder of the Company with respect to any Warrant Stock covered by the warrant granted hereby until the date of the issuance of a stock certificate for such

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     shares.  No  adjustment  shall  be  made  for  dividends  (ordinary  or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     7.     Withholding  Taxes.  Upon exercise of the warrant granted hereby and
            ------------------
prior to the issuance of any stock as a result of such exercise, the Warrant Holder shall make appropriate arrangements acceptable to the Company to provide for the amount of withholding required by applicable U.S. federal, state or foreign tax laws.
     (a) As a condition to the issuance by the Company of the warrant granted hereby and Warrant Stock exercisable pursuant to this Agreement, the Warrant Holder (i) represents that the shares of Warrant Stock, if acquired, are being acquired for investment and not with a present intention of selling or otherwise distributing, and Warrant Holder agrees to make such other representations as may be necessary in order to comply with federal and applicable state securities laws or appropriate to qualify the issuance of the Warrant Stock as exempt from the U.S. Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Warrant Holder shall not dispose of the shares of Warrant Stock in violation of the U.S. Securities Act of 1933 or any other applicable securities laws. The Company reserves the right to place a legend on any stock certificate issued pursuant to the exercise of the warrant granted hereby to assure compliance with the foregoing.

     (b) Warrant Holder acknowledges that (i) an investment in the Warrant Stock involves significant risks and may represent an illiquid investment, (ii) the Warrant Holder is able to bear the economic risks of an investment in the Warrant Stock and is able to maintain his investment in the Warrant Stock for an indefinite period of time, and (iii) Warrant Holder could bear a total loss of the investment.

     (c) Warrant Holder has such knowledge and experience in financial and business matters to enable Warrant Holder to evaluate the merits and risks of an investment in the Warrant Stock. Warrant Holder has been strongly encouraged by the Company to consult with a financial, tax or legal advisor before investing in the Warrant Stock. Warrant Holder has received a copy of the Company's Form 10-KSB for the Year Ended December 31, 1998, the Company's Form 10-QSB for the six months Ended June 30, 1999, and its proxy statement in respect of its 1998 Annual Meeting of Stockholders.

     9.     Compliance with Securities Laws. The warrant granted hereby shall be
            -------------------------------
subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Warrant Stock upon any securities exchange or under any state or U.S. federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Warrant Stock thereunder, the warrant granted hereby may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

     10.     Adjustment  for  Stock  Split,  Stock  Dividend.  Etc.
             -----------------------------------------------------

     (a) If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock by means of the payment of a stock dividend or any other distribution upon such shares payable in stock, or through a stock split, subdivision, consolidation, combination, reclassification or re-capitalization involving the stock, then in relation to the unexercised Warrant Stock that is affected by one or more of the above events, the numbers, rights and privileges of the unexercised Warrant Stock shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and non-assessable at the time of such occurrence.

(b) If any adjustment or substitution provided for in this Paragraph shall result in the creation of a fractional share of Warrant Stock, the Company shall, in lieu of issuing such fractional share of Warrant Stock, pay to Warrant Holder a cash sum in an amount equal to the product of such fraction multiplied by the fair market value of a share of Common Stock on the date the fractional share of Warrant Stock would otherwise have been issued equal to the mean between the closing bid and asked price of the stock as reported on the Nasdaq System on the trading day prior to the day of exercise. In the case of any such substitution or adjustment affecting the warrant granted hereby, the

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     Warrant  Price  for  the  Warrant Stock then subject to the warrant granted hereby shall be equitably adjusted to reflect the greater or lesser number of shares of Warrant Stock or other securities into which the Warrant Stock subject to the warrant granted hereby may have been changed.

     11.     No Assurances. Neither the Company nor any of its officers, agents,
             -------------
or representatives have made or can make any assurance that either the granting or the exercise of the warrant granted hereby will not give rise to adverse tax consequences. Certain actions taken or omitted by the Warrant Holder in respect to the warrant granted hereby, or in respect of Warrant Stock acquired by exercise of the warrant granted hereby, may cause the warrant to become unexercisable or may cause adverse tax consequences to flow from the granting and/or exercise of the warrant. Warrant Holder should consult with its own tax advisers with respect to the tax consequences of the warrant granted hereby. Warrant Holder shall have no rights or remedies against the Company or against any of its officers, agents, or representatives on account of any tax consequences flowing from the granting or exercise of the warrant granted hereby.

12.     Modifications.  This  Agreement may only be altered, amended or modified
        -------------
in  writing.

13.     Scope  of  Agreement. This Agreement shall bind and inure to the benefit
        --------------------
of the Company and its successors and assigns and the Warrant Holder and any successor or successors of the Warrant Holder permitted herein.

14.     Governing  Law. This Agreement shall be construed in accordance with and
        --------------
governed by the laws of the State of Colorado, which shall also serve as the exclusive jurisdiction for disputes arising in respect of this Agreement. The parties agree that the exclusive venue for the resolution of any disputes regarding this Agreement shall be the District Court for the City and County of Denver, Colorado.

IN WITNESS WHEREOF, the Company and the Warrant Holder have executed this Agreement in the manner appropriate to each, as of the day and year first above written.

CENTURY  CASINOS,  INC.
          By:  /s/  Erwin  Haitzmann
               ---------------------

Erwin  Haitzmann,  Chairman  and
Chief  Executive  Officer

WARRANT  HOLDER
     By:_/s/  Rainer  Goeritz

Print  Name  and  Title:  Rainer  Goeritz

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